AGREEMENT AND PLAN OF MERGER
                               BY AND BETWEEN
                          COMMERCIAL ASSETS, INC.
                                    AND
                        ASSET INVESTORS CORPORATION
                        DATED AS OF AUGUST 31, 1999




                             TABLE OF CONTENTS

                                                                           Page

ARTICLE I       THE MERGER...................................................1
                Section 1.1 The Merger.......................................1
                Section 1.2 Closing..........................................2
                Section 1.3 Effective Time...................................2
                Section 1.4 Effects of the Merger............................2
                Section 1.5 Certificate of Incorporation and
                            By-laws of the Surviving Corporation.............2
                Section 1.6 Directors and Officers...........................2

ARTICLE II      EFFECT OF THE MERGER ON THE CAPITAL STOCK
                OF THE CONSTITUENT CORPORATIONS;
                EXCHANGE OF CERTIFICATES.....................................3
                Section 2.1 Effect on CAX Capital Stock......................3
                            (a) Cancellation of CAX Treasury Stock...........3
                            (b) Conversion of CAX Common Stock...............3
                Section 2.2 Effect on AIC Capital Stock......................3
                Section 2.3 Exchange of Certificates.........................3
                            (a) Exchange Agent...............................3
                            (b) Exchange Procedures..........................4
                            (c) Distributions with Respect to Unexchanged
                                Shares.......................................4
                            (d) No Further Ownership Rights in CAX
                                Common Stock.................................5
                            (e) No Fractional Shares.........................5
                            (f) Withholding..................................6
                            (g) Termination of Exchange Fund.................6
                            (h) No Liability.................................6
                            (i) Investment of Exchange Fund..................6
                            (j) Lost Certificates............................7
                Section 2.4 Certain Adjustments..............................7

ARTICLE III     REPRESENTATIONS AND WARRANTIES...............................7
                Section 3.1 Disclosure Schedules.............................7
                Section 3.2 Representations and Warranties of CAX............7
                            (a)  Organization, Standing and Corporate
                                 Power.......................................7
                            (b)  Capital Structure...........................8
                            (c)  Authority; Noncontravention.................9
                            (d)  SEC Documents; Undisclosed Liabilities.....10
                            (e)  Information Supplied.......................11
                            (f)  Absence of Certain Changes or Events.......11
                            (g)  REIT Status................................12
                            (h)  Taxes......................................12
                            (i)  Voting Requirements........................13
                            (j)  Brokers....................................13
                            (k)  Fairness Opinion...........................13
                            (l)  Absence of Changes in Benefit Plans........13
                            (m)  Environmental Liability....................14
                            (n)  Certain Contracts..........................15
                            (o)  Compliance with Applicable Laws;
                                 Litigation.................................15
                Section 3.3 Representations and Warranties of AIC...........16
                            (a) Organization, Standing and Corporate Power..16
                            (b) Capital Structure...........................16
                            (c) Authority; Noncontravention.................17
                            (d) SEC Documents; Undisclosed Liabilities......18
                            (e) Information Supplied........................19
                            (f) Absence of Certain Changes or Events........19
                            (g) REIT Status.................................20
                            (h) Taxes.......................................20
                            (i) Voting Requirements.........................21
                            (j) Brokers.....................................21
                            (k) AIC Benefit Plans...........................21
                            (l) Environmental Liability.....................22
                            (m) Certain Contracts...........................22
                            (n) Compliance with Applicable Laws;
                                Litigation..................................23

ARTICLE IV      COVENANTS RELATING TO CONDUCT OF BUSINESS...................23
                Section 4.1 (a) Conduct of Business by CAX..................23
                            (b) Conduct of Business of AIC..................24
                            (c) Other Actions...............................27
                            (d) Advice of Changes...........................27
                Section 4.2 No Solicitation.................................28

ARTICLE V       ADDITIONAL AGREEMENTS.......................................30
                Section 5.1 Preparation of the Form S-4 and the
                            Proxy Statement; Stockholders Meetings..........30
                Section 5.2 Reasonable Best Efforts.........................31
                Section 5.3 Stock Options and Warrants......................32
                Section 5.4 Indemnification, Exculpation and Insurance......32
                Section 5.5 Fees and Expenses...............................33
                Section 5.6 Public Announcements............................36
                Section 5.7 Affiliates......................................36
                Section 5.8 Stock Exchange Listing..........................36
                Section 5.9 Stockholder Litigation..........................36
                Section 5.10 Tax Treatment..................................37
                Section 5.11 Conveyance Taxes...............................37
                Section 5.12 Certain Contracts..............................37
                Section 5.13 Voting of shares of CAX owned by AIC...........37

ARTICLE VI      CONDITIONS PRECEDENT........................................37
                Section 6.1 Conditions to Each Party's Obligation to
                            Effect the Merger...............................37
                            (a) Governmental and Regulatory Approvals.......37
                            (b) No Injunctions or Restraints................38
                            (c) Form S-4....................................38
                            (d) NYSE Listing................................38
                            (e) Stockholder Approval........................38
                Section 6.2 Conditions to Obligations of AIC................38
                            (a) Representations and Warranties..............38
                            (b) Performance of Obligations of CAX...........38
                            (c) No Material Adverse Change..................38
                            (d) Tax Opinion.................................39
                            (e) REIT Qualification..........................39
                Section 6.3 Conditions to Obligations of CAX................39
                            (a) Representations and Warranties..............39
                            (b) Performance of Obligations of AIC...........39
                            (c) No Material Adverse Change..................39
                            (d) Tax Opinion.................................39
                            (e) REIT Qualification..........................40

ARTICLE VII     TERMINATION, AMENDMENT AND WAIVER...........................40
                Section 7.1 Termination.....................................40
                Section 7.2 Effect of Termination...........................41
                Section 7.3 Amendment.......................................41
                Section 7.4 Extension; Waiver...............................41

ARTICLE VIII    GENERAL PROVISIONS..........................................42
                Section 8.1 Nonsurvival of Representations and
                            Warranties......................................42
                Section 8.2 Notices.........................................42
                Section 8.3 Definitions.  For purposes of this Agreement....43
                Section 8.4 Interpretation..................................45
                Section 8.5 Counterparts....................................45
                Section 8.6 Entire Agreement; No Third-Party
                            Beneficiaries...................................45
                Section 8.7 Governing Law...................................45
                Section 8.8 Assignment......................................45
                Section 8.9 Severability....................................46
                Section 8.10 Enforcement....................................46





        AGREEMENT AND PLAN OF MERGER, dated as of August 31, 1999, by and between COMMERCIAL ASSETS, INC., a Delaware corporation ("CAX") and ASSET INVESTORS CORPORATION, a Delaware corporation ("AIC").

        WHEREAS, the respective Boards of Directors of AIC and CAX each have approved the merger of CAX with and into AIC (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of CAX (the "CAX Common Stock"), other than shares owned, directly or indirectly, by CAX, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

        WHEREAS, the respective Boards of Directors of AIC and CAX each have determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of their respective corporations and stockholders on the terms and conditions set forth in this Agreement;

        WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

        WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, immediately following the Merger, the Surviving Corporation (as defined in Section 1.1) will qualify as a real estate investment trust ("REIT") within the meaning of the Code.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                 ARTICLE I

                                 THE MERGER

               Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3), CAX shall be merged with and into AIC and the separate corporate existence of CAX shall cease. Following the Effective Time, AIC shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of CAX in accordance with the provisions of the DGCL.

               Section 1.2 Closing. Subject to the satisfaction or waiver of all the conditions to closing with respect to the Merger contained in
Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Los Angeles time, on the fifth business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto (the "Closing Date"). The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 or such other location as is agreed to by the parties hereto.

               Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with and accepted by the Secretary of State of the State of Delaware, or at such subsequent date or time as AIC and CAX shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

               Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

               Section 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation of AIC, as in effect immediately prior to the Effective Time, shall be amended in its entirety to read as set forth in Exhibit A hereof, which shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of AIC, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               Section 1.6 Directors and Officers. The officers of AIC immediately prior to the Effective Time, shall become the officers of the Surviving Corporation until their successors shall have been duly appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. The directors of the Surviving Corporation shall be designated in writing by AIC at least 10 days prior to the date that AIC and CAX mail the Proxy Statement (as defined below) to their, respective stockholders; provided, that a majority of such directors shall consist of current directors of AIC or CAX. Such directors shall serve until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                 ARTICLE II

                 EFFECT OF THE MERGER ON THE CAPITAL STOCK
                      OF THE CONSTITUENT CORPORATIONS;
                          EXCHANGE OF CERTIFICATES

               Section 2.1 Effect on CAX Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CAX capital stock:

                      (a) Cancellation of CAX Treasury Stock. Each share of CAX Common Stock that is owned directly or indirectly by CAX or held in the treasury of CAX or by any Subsidiary of CAX shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                      (b) Conversion of CAX Common Stock. Each issued and outstanding share of CAX Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive .4075 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of AIC (the "AIC Common Stock"). The consideration to be issued to holders of CAX Common Stock (which shall include shares of AIC Common Stock calculated as set forth in this Section 2.1(b) plus cash in lieu of fractional shares as described in Section 2.3(e)) is referred to herein as the "Merger Consideration." Subject to Section 2.1(a), as of the Effective Time, all such shares of CAX Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of CAX Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of AIC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3 and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c), in each case without interest and less any required withholding taxes.

               Section 2.2 Effect on AIC Capital Stock. As of the Effective Time, each issued and outstanding share of AIC Common Stock shall remain outstanding and shall represent one share of common stock, par value $.01 per share, of the Surviving Corporation.

               Section 2.3  Exchange of Certificates.

                      (a) Exchange Agent. As of the Effective Time, AIC shall enter into an agreement with such bank or trust company as may be designated by AIC and reasonably satisfactory to CAX (the "Exchange Agent"), which shall provide that AIC shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of CAX Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing shares of AIC Common Stock together with cash in an amount necessary to permit the Exchange Agent to satisfy its obligations under Section 2.3(e)(iii) (such shares of AIC Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of AIC Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1(b) in exchange for outstanding shares of CAX Common Stock.

                      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CAX Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CAX and AIC may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of AIC Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, dividends or other distributions on such shares of AIC Common Stock which such holder has the right to receive pursuant to Section 2.3(c), and cash in lieu of any fractional share of AIC Common Stock pursuant to Section 2.3(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a surrender of a Certificate representing shares of CAX Common Stock which are not registered in the transfer records of CAX under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of AIC Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of AIC Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of AIC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, dividends or other distributions in respect of such Merger Consideration which such holder has the right to receive pursuant to Section 2.3(c), and cash in lieu of any fractional share of AIC Common Stock pursuant to Section 2.3(e). No interest shall be paid or will accrue on any amounts payable to holders of Certificates pursuant to the provisions of this Article II.

                      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to AIC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of AIC Common Stock issuable hereunder in respect thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional shares of AIC Common Stock shall be paid by AIC to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II, subject to
        Section 2.3(f). Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Certificate representing whole shares of AIC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AIC Common Stock and the amount of any cash payable in lieu of a fractional share of AIC Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of AIC Common Stock with a record date after the Effective Time and with a payment date subsequent to such surrender date.

                      (d) No Further Ownership Rights in CAX Common Stock. All shares of AIC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
        Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of CAX Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by CAX on such shares of CAX Common Stock, as the case may be, which remain unpaid at the Effective Time, and following the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CAX Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                      (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of AIC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of AIC shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of AIC.

                            (ii) The Surviving Corporation shall, in lieu of the issuance of fractional share interests, pay each former holder of CAX Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of CAX Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by (B) the closing price of the AIC Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date.

                            (iii) As soon as practicable after the
        determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.3(b).

                      (f) Withholding. AIC or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and any dividends or distributions otherwise payable pursuant to this Agreement to any holder of shares of CAX Common Stock such amounts as AIC or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent amounts are so withheld by AIC or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CAX Common Stock in respect of which such deduction and withholding was made by AIC or the Exchange Agent.

                      (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II thereafter shall look only to the Surviving Corporation for payment of their claim for Merger Consideration, any dividends or distributions with respect to AIC Common Stock and any cash in lieu of fractional shares of AIC Common Stock.

                      (h) No Liability. None of CAX, AIC, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of AIC Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of AIC Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      (i) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund on a daily basis, as directed by AIC. Any interest and other income resulting from such investments shall be paid to AIC. If, as a result of any loss resulting from such investments, the amount of cash remaining in the Exchange Fund is insufficient to pay the full amount to which holders of certificates formerly representing CAX Common Stock are entitled, AIC, promptly upon demand by the Exchange Agent, shall deposit additional cash into the Exchange Fund in an amount sufficient to satisfy its obligations to such holders.

                      (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as AIC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any unpaid dividends and distributions on shares of AIC Common Stock deliverable in respect thereof and any cash in lieu of fractional shares of AIC Common Stock, in each case pursuant to this Agreement.

               Section 2.4 Certain Adjustments. If, after the date of this Agreement and on or prior to the Closing Date, the outstanding shares of AIC Common Stock or CAX Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of CAX Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, stock split, reverse stock split, combination, exchange, dividend or similar event.

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

               Section 3.1 Disclosure Schedules. Prior to the execution of this Agreement, CAX has delivered to AIC a schedule (the "CAX Disclosure Schedule") and AIC has delivered to CAX a schedule (the "AIC Disclosure Schedule" and, together, the "Disclosure Schedules") each setting forth, among other things, certain items or exceptions relating to any or all of their respective representations and warranties; provided, however, that notwithstanding anything in this Agreement to the contrary, the inclusion of an item in a Disclosure Schedule shall not be deemed an admission by the disclosing party that such item represents a material exception or fact, event or circumstance or that such item constitutes or is reasonably likely to result in a Material Adverse Effect or Material Adverse Change (each as defined in Section 8.3).

               Section 3.2 Representations and Warranties of CAX. Except as disclosed in the CAX SEC Documents (as defined in Section 3.2(d)) filed prior to the date of this Agreement (the "CAX Filed SEC Documents") or as set forth on the CAX Disclosure Schedule, CAX represents and warrants to AIC as follows:

                      (a) Organization, Standing and Corporate Power. (i) Each of CAX and its Subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to Subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing individually or in the aggregate would not have a Material Adverse Effect on CAX. Each of CAX and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on CAX.

                            (ii) CAX has made available to AIC prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as in effect on the date of this Agreement.

                      (b) Capital Structure. The authorized capital stock of CAX consists of 75,000,000 shares of CAX Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of CAX (the "CAX Preferred Stock"). At the close of business on June 30, 1999: (i) 10,392,529 shares of CAX Common Stock were issued and outstanding; (ii) 395,000 shares of CAX Common Stock were reserved for issuance pursuant to outstanding employee or director stock options granted under CAX's employee stock option plans (the "CAX Stock Options"); and (iii) no shares of CAX Preferred Stock had been designated or issued. All outstanding shares of capital stock of CAX are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(b) and except for changes since June 30, 1999 resulting from the issuance of shares of CAX Common Stock upon exercise of CAX Stock Options outstanding as of June 30, 1999, or as permitted by Section 4.1(a), (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of CAX, (B) any securities of CAX or any CAX Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of CAX, (C) any warrants, calls, options or other rights to acquire from CAX or any CAX Subsidiary, and any obligation of CAX or any CAX Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of CAX or any CAX Subsidiary, and (ii) there are no outstanding obligations of CAX or any CAX Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of CAX or any CAX Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities in any CAX Subsidiary, (B) warrants, calls, options or other rights to acquire from CAX or any CAX Subsidiary, and any obligation of CAX or any CAX Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any CAX Subsidiary or (C) obligations of CAX or any CAX Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of CAX Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than rights granted to AIC and as set forth in the certificate of incorporation of CAX, neither CAX nor any CAX Subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the CAX Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

                      (c) Authority; Noncontravention. CAX has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the CAX Stockholder Approval (as defined in Section 3.2(i)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CAX and the consummation by CAX of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CAX, subject to the receipt of the CAX Stockholder Approval. This Agreement has been duly executed and delivered by CAX, and assuming the due authorization, execution and delivery by AIC, constitutes the legal, valid and binding obligation of CAX, enforceable against CAX in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CAX or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of CAX or the comparable organizational or governing documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease to which CAX or any of its Subsidiaries is a party or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to CAX or any of its Subsidiaries or their respective properties or assets or
        (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to CAX or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
        (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on CAX or (y) materially impair the ability of CAX to perform their respective obligations under this Agreement or materially delay or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to CAX or any of its Subsidiaries in connection with the execution and delivery of this Agreement by CAX or the consummation by CAX of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of (A) a joint proxy statement/prospectus relating to the CAX Stockholders Meeting (as defined in Section 5.1(b)) and the AIC Stockholders Meeting (as defined in Section 5.1(c)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) any filings with Governmental Entities to satisfy (A) the applicable requirements of the laws of states in which CAX and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws or (B) any filing required by foreign Governmental Entities; (3) the filing of a certificate of merger with the Secretary of State of the state of Delaware; (4) such applications and filings as may be required by the American Stock Exchange or the SEC in connection with the delisting by CAX of the CAX Common Stock from the American Stock Exchange; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not (x) have a Material Adverse Effect on CAX or (y) materially impair the ability of CAX to perform its obligations under this Agreement or materially delay or prevent the consummation of the transactions contemplated hereby.

                      (d) SEC Documents; Undisclosed Liabilities. Since December 31, 1997, CAX has filed with the SEC all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC (such documents being referred to herein as the "CAX SEC Documents"). As of their respective dates, the CAX SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such CAX SEC Documents, and no CAX SEC Document when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CAX included in the CAX SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (as defined in Section 8.3) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CAX and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither CAX nor any of its Subsidiaries has any liabilities or obligations of any nature, whether contingent or otherwise, which, individually or in the aggregate, would have a Material Adverse Effect on CAX.

                      (e) Information Supplied. None of the information supplied or to be supplied by CAX specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to CAX's or AIC's stockholders or at the time of the CAX Stockholders Meeting or the AIC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by CAX with respect to statements made or incorporated by reference therein based on information supplied by AIC specifically for inclusion or incorporation by reference in the Proxy Statement.

                      (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.1(a), since June 30, 1999, CAX and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Change, or any development which may result in a Material Adverse Change, in CAX, including, but not limited to, any Material Adverse Change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CAX's capital stock, other than regular quarterly cash dividends on CAX Common Stock and any dividends which may be required under the Code to maintain CAX's status as a REIT (as defined in Section 3.2(g)),
        (iii) any split, combination or reclassification of any of CAX's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of CAX's capital stock, except for issuances of CAX Common Stock upon the exercise of CAX Stock Options awarded prior to the date of this Agreement in accordance with their present terms, (iv) (A) except pursuant to agreements in effect on such date, any granting by CAX or any of its Subsidiaries to any current or former director, officer or other employee of CAX or its Subsidiaries of any CAX Stock Options or any material increase in compensation, bonus or other benefits, (B) any granting by CAX or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, or (C) any entry by CAX or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, (v) except insofar as may have been required by a change in GAAP or law or regulation, any material change in accounting methods, principles or practices by CAX affecting its assets, liabilities or business, (vi) any material tax election by CAX or any of its Subsidiaries or any settlement or compromise of any material income tax liability by CAX or any of its Subsidiaries, or (vii) any new capital commitment or increase in existing capital commitments, in excess of $1,000,000, individually or in the aggregate.

                      (g) REIT Status. For its taxable year ended December 31, 1995 and at all times thereafter CAX has qualified to be treated as a real estate investment trust within the meaning of Sections 856-860 of the Code.

                      (h) Taxes. (i) Each of CAX and its Subsidiaries has timely filed (or has had filed on its behalf) all material tax returns and reports required to be filed by it and all such returns and reports are true, complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. CAX and each of its Subsidiaries has timely paid (or CAX has paid on its behalf) all taxes (as defined herein) shown as due on such returns and required to be paid prior to the date hereof and has made provision in accordance with GAAP for all taxes owed or accrued through the date hereof, and the most recent financial statements contained in the CAX Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by CAX and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                            (ii) No deficiencies for any taxes with respect to which CAX or any of its Subsidiaries has received a notice in writing have been proposed, asserted or assessed against CAX or any of its Subsidiaries. Except as indicated in Schedule 3.2(k) of the CAX Disclosure Schedule, CAX has not extended the statute of limitations for the assessment or collection of taxes with respect to any taxable year and no requests for such extension are pending. No written claim has been made by a taxing authority in a jurisdiction where CAX or a Subsidiary of CAX does not file tax returns that CAX or such Subsidiary, as the case may be, is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of CAX or its Subsidiaries that arose in connection with any failure or alleged failure to pay any taxes. For taxable years ending December 31, 1995 and thereafter, the United States federal income tax returns of CAX and each CAX Subsidiary have not been audited by any governmental authority responsible for tax matters. Neither CAX nor any of its Subsidiaries has received written notice of any audit of any tax return filed by CAX or such Subsidiary, no such audit is currently being conducted and to the knowledge of the senior management of CAX neither CAX nor any of its Subsidiaries has been notified that any such audit is contemplated or pending. Neither CAX nor any of its Subsidiaries has entered into any closing agreement pursuant to
        Section 7121 of the Code. For taxable years ending December 31, 1995 and thereafter, CAX has incurred no material liability for taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, or IRS Notice 88-19, and neither CAX nor any CAX Subsidiary has incurred any liability for taxes other than in the ordinary course of business. Neither CAX nor any CAX Subsidiary holds any asset the disposition of which would be subject to Section 1374 of the Code as announced in IRS Notice 88-19. To CAX's knowledge, no event has occurred, and no condition or circumstance exists, which could reasonably be expected to result in any material tax described in the preceding sentence being imposed upon CAX or any CAX Subsidiary.

                            (iii) Neither CAX nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                            (iv) As used in this Agreement, "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liabilities for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liabilities for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                      (i) Voting Requirements. The affirmative vote at the CAX Stockholders Meeting of the holders of a majority of the outstanding shares of CAX Common Stock (the "CAX Stockholder Approval") is the only vote of the holders of any class or series of CAX's capital stock necessary to approve the transactions contemplated by this Agreement.

                      (j) Brokers. Other than Jefferies & Company, Inc., a complete and accurate copy of the engagement letter of which has been provided to AIC, no broker, investment banker, financial advisor or other person is entitled to any broker's, financial advisor's or other finder's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CAX.

                      (k) Fairness Opinion. The Board of Directors of CAX has received the opinion of Jefferies & Company, Inc., CAX's financial advisor, to the effect that the Merger Consideration is fair to the holders of the CAX Common Stock, other than AIC, from a financial point of view.

                      (l) Absence of Changes in Benefit Plans. (i) CAX has provided to AIC a true and complete list of (i) all severance and employment agreements of CAX or its Subsidiaries with any current or former employee, officer, agent, independent contractor, or director, (ii) all severance programs, policies and practices of each of CAX and each of its Subsidiaries, and (iii) all plans or arrangements of CAX and each of its Subsidiaries relating to its current or former employees, officers, agents, independent contractors, or directors which contain change in control provisions, including in all cases any and all amendments entered on or prior to the date hereof, and (iv) all CAX Benefit Plans. Since June 30, 1999, there has not been any adoption or amendment in any respect by CAX or any of its Subsidiaries of any CAX Benefit Plan, nor has there been any change in any actuarial or other assumptions used to calculate funding obligations with respect to any CAX Benefit Plan, or any change in the manner in which contributions to any CAX Benefit Plan are made or the basis on which such contributions are determined which, individually or in the aggregate, would result in a material increase in CAX's or its Subsidiaries' liabilities thereunder.

                            (ii) All of the CAX Stock Options have been granted in compliance with the terms and provisions of the relevant CAX Benefit Plan, any awards made thereunder and all applicable law.

                            (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in combination with another event undertaken by CAX or any of its Subsidiaries prior to the date hereof, (A) entitle any current or former employee, agent, independent contractor, director or officer of CAX or any trade or business, whether or not incorporated, which together with CAX or any of its wholly owned Subsidiaries, to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer, agent or independent contractor, or (C) constitute a "change in control" under any CAX Benefit Plan, and CAX and its board of directors have taken all required actions to effect the foregoing.

                      (m) Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on CAX or any of its Subsidiaries, or that reasonably could be expected to result in the imposition on CAX or any of its Subsidiaries of, any liability or obligation arising under applicable statutory or common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution, protection of the environment or human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the knowledge of CAX, threatened, against CAX or any of its Subsidiaries, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CAX. Each of CAX and each of its Subsidiaries is, and each former Subsidiary of CAX was, for so long as such Subsidiary was a Subsidiary of CAX, in compliance with all Environmental Laws and has or at such time had all permits required under Environmental Laws, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CAX and there is no basis for any proceeding, claim, action or governmental investigation under any Environmental Law that would impose any liability or obligation on CAX or its Subsidiaries based on any failure to have, obtain or comply with such permits or failure to comply with any Environmental Laws, with such exceptions as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on CAX. Neither CAX nor any of its Subsidiaries is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CAX.

                      (n) Certain Contracts. Except for (x) agreements listed on Schedule 3.2(n) of the CAX Disclosure Schedule, (y) contracts filed as exhibits to CAX Filed SEC Documents, and (z) agreements entered into after the date hereof as permitted pursuant to Section 4.1(a), neither CAX nor any of its Subsidiaries is party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $1,000,000, (ii) any agreements relating to capital commitments in excess of $1,000,000 in the aggregate, (iii) any agreement involving annual payments in excess of $1,000,000 with "change of control" or "event risk" provisions relating to CAX, (iv) any "material contract" (as such term is defined in Item 601(b) (l0) of Regulation S-K of the SEC), or (v) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which CAX and its Subsidiaries, taken as a whole, may conduct business.

                      (o) Compliance with Applicable Laws; Litigation. (i) CAX and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are necessary for the lawful operation of the businesses of CAX and its Subsidiaries, considered as a whole (the "CAX Permits"), and are not in default under the CAX Permits or under applicable statutes, laws, ordinances, rules and regulations, except where the failure to hold such CAX Permits or to comply with such statutes, laws, ordinances, rules or regulations or the CAX Permits would not, individually or in the aggregate, have a Material Adverse Effect on CAX.

                            (ii) As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to CAX or any of its Subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 8.3) of CAX, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not have a Material Adverse Effect on CAX or materially impair the ability of CAX to perform its obligations under this Agreement or prevent the consummation of the transactions contemplated by this Agreement.

                            (iii) Neither CAX nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business except as would not individually or in the aggregate have a Material Adverse Effect on CAX (each, a "Regulatory Agreement"), and neither CAX nor any of its Subsidiaries (A) has been advised since January l, 1997 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (B) has knowledge of any pending or threatened regulatory investigation.

               Section 3.3 Representations and Warranties of AIC. Subject to Section 3.1 and except as disclosed in the AIC SEC Documents (as defined in Section 3.3(d)) filed prior to the date of this Agreement (the "AIC Filed SEC Documents") or as set forth on the AIC Disclosure Schedule, AIC represents and warrants to CAX as follows:

                      (a) Organization, Standing and Corporate Power. (i) Each of AIC and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to Subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing individually or in the aggregate would not have a Material Adverse Effect on AIC. Each of AIC and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on AIC.

                            (ii) AIC has made available to CAX prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as in effect on the date of this Agreement.

                      (b) Capital Structure. The authorized capital stock of AIC consists of 35,000,000 shares of AIC Common Stock and 15,000,000 shares of AIC Preferred Stock. At the close of business on June 30, 1999: (i) 5,585,697 shares of AIC Common Stock were issued and outstanding; (ii) 868,869 shares were reserved for issuance pursuant to outstanding employee or director stock options granted under the AIC's employee stock option plans (the "AIC Stock Options"); (iii) 1,000,067 shares were reserved for issuance upon the exchange of units of limited partnership (the "OP Units") in Asset Investors Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"); and (iv) no shares of AIC Preferred Stock had been designated or issued. All outstanding shares of capital stock of AIC are, and all shares thereof which may be issued without violating this Agreement (including, without limitation, all shares of AIC Common Stock to be issued pursuant to the Merger) will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.3(b), and except for changes since June 30, 1999 resulting from the issuance of shares of AIC Common Stock (x) upon the exercise of AIC Stock Options outstanding as of June 30, 1999 or (y) upon the redemption of OP Units outstanding as of June 30, 1999 (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of AIC, (B) any securities of AIC or any AIC Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of AIC, (C) any warrants, calls, options or other rights to acquire from AIC or any AIC Subsidiary, and any obligation of AIC or any AIC Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of AIC or any AIC Subsidiary, and (ii) there are no outstanding obligations of AIC or any AIC Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of AIC or any AIC Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities in any AIC Subsidiary, (B) warrants, calls, options or other rights to acquire from AIC or any AIC Subsidiary, and any obligation of AIC or any AIC Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any AIC Subsidiary or (C) obligations of AIC or any AIC Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of AIC Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than as set forth in the certificate of incorporation of AIC and the Agreement of Limited Partnership of the Operating Partnership, neither AIC nor any AIC Subsidiary is a party to any agreement restricting the transfer of, relating to the voting of or granting any preemptive or, except as provided by the terms of the AIC Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

                      (c) Authority; Noncontravention. AIC has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the AIC Stockholder Approval (as defined in Section 3.3(i)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by AIC and the consummation by AIC of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of AIC, subject to the receipt of the AIC Stockholder Approval. This Agreement has been duly executed and delivered by AIC and, assuming the due authorization, execution and delivery by CAX, constitutes the legal, valid and binding obligation of AIC, enforceable against AIC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of AIC or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of AIC or the comparable organizational or governing documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement to which AIC or any of its Subsidiaries is a party or any other instrument, permit, concession, franchise, license or similar authorization applicable to AIC or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AIC or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on AIC or (y) materially impair the ability of AIC to perform its obligations under this Agreement or materially delay or prevent consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to AIC or any of its Subsidiaries in connection with the execution and delivery of this Agreement by AIC or the consummation by AIC of the transactions contemplated by this Agreement, except for (l) the filing with the SEC of (A) the Proxy Statement, (B) a registration statement on Form S-4 to be filed with the SEC in connection with the issuance of AIC Common Stock in the Merger, and (C) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the AIC Certificate of Merger with the Secretary of State of the State of Delaware; (3) any filings with Governmental Entities to satisfy (A) the applicable requirements of the laws of states in which AIC and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws or (B) any filings required by foreign governmental entities; (4) such applications and filings as may be required by the New York Stock Exchange in connection with listing the shares of AIC Common Stock to be issued in the Merger; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not (x) have a Material Adverse Effect on AIC or
        (y) materially impair the ability of AIC to perform its obligations under this Agreement or materially delay or prevent the consummation of any of the transactions contemplated hereby.

                      (d) SEC Documents; Undisclosed Liabilities. Since December 31, 1997, AIC has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC (the "AIC SEC Documents"). As of their respective dates, the AIC SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such AIC SEC Documents, and none of the AIC SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AIC included in the AIC SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form l0-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of AIC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or
        (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither AIC nor any of its Subsidiaries has any liabilities or obligations of any nature, whether contingent or otherwise, which, individually or in the aggregate, would have a Material Adverse Effect on AIC.

                      (e) Information Supplied. None of the information supplied or to be supplied by AIC specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to CAX's or AIC's stockholders or at the time of the CAX Stockholders Meeting or the AIC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by AIC with respect to statements made or incorporated by reference therein based on information supplied by CAX specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

                      (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1997, AIC and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Change, or any development which may result in a Material Adverse Change, in AIC, including, but not limited to, any Material Adverse Change arising from or relating to fraudulent or unauthorized activity,
        (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of AIC's capital stock, other than regular quarterly cash dividends on the AIC Common Stock and any dividends which may be required under the Code to maintain AIC's status as a REIT,
        (iii) any split, combination or reclassification of any of AIC's capital stock, or any issuance of the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of AIC's capital stock, except for issuances of AIC Common Stock upon (x) the exercise of AIC Stock Options awarded prior to the date of this Agreement or (y) the redemption of OP Units outstanding prior to the date of this Agreement, in either such case in accordance with their present terms, (iv) (A) any material increase in compensation, bonus or other benefits of any officer, director or other employee of AIC,
        (B) any granting by AIC or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, or (C) any entry by AIC or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, (v) except insofar as may have been required by a change in GAAP or law or regulation, any material change in accounting methods, principles or practices by AIC affecting its assets, liabilities or business (vi) any material tax election by AIC or any of its Subsidiaries or any settlement or compromise of any material income tax liability by AIC or any of its Subsidiaries or (vii) any new capital commitment or increase in existing capital commitments, in excess of $1,000,000 individually or in the aggregate.

                      (g) REIT Status. For its taxable year ended December 31, 1995 and at all times thereafter, AIC has qualified to be treated as a real estate investment trust within the meaning of Sections 856-860 of the Code.

                      (h) Taxes. (i) Each of AIC and its Subsidiaries has timely filed (or has had filed on its behalf) all material tax returns and reports required to be filed by it and all such returns and reports are true, complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. AIC and each of its Subsidiaries has paid (or AIC has paid on its behalf) all taxes shown as due on such returns and required to be paid prior to the date hereof and has made provision in accordance with GAAP for all taxes owed or accrued through the date hereof, and the most recent financial statements contained in the AIC Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by AIC and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                            (ii) No deficiencies for any taxes with respect to which AIC or any of its Subsidiaries has received a notice in writing have been proposed, asserted or assessed against AIC or any of its Subsidiaries. Except as indicated in Schedule 3.3(j) of the AIC Disclosure Schedule, AIC has not extended the statute of limitations for the assessment or collection of taxes with respect to any taxable year and no requests for such extension are pending. No written claim has been made by a taxing authority in a jurisdiction where AIC or a Subsidiary of AIC does not file tax returns that AIC or such Subsidiary, as the case may be, is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of AIC or its Subsidiaries that arose in connection with any failure or alleged failure to pay any taxes. For taxable years ending December 31, 1995 and thereafter, the United States federal income tax returns of AIC and each AIC Subsidiary have not been audited by any governmental authority responsible for tax matters. Neither AIC nor any of its Subsidiaries has received written notice of any audit of any tax return filed by AIC or such Subsidiary, no such audit is currently being conducted and to the knowledge of the senior management of AIC neither AIC nor any of its Subsidiaries has been notified that any such audit is contemplated or pending. Except as previously disclosed to CAX or its counsel, neither AIC nor any of its Subsidiaries has entered into any closing agreement pursuant to
        Section 7121 of the Code. For taxable years ending December 31, 1995 and thereafter, AIC has incurred no material liability for taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, or IRS Notice 88-19, and neither AIC nor any AIC Subsidiary has incurred any liability for taxes other than in the ordinary course of business. Neither AIC nor any AIC Subsidiary holds any asset the disposition of which would be subject to Section 1374 of the Code as announced in IRS Notice 88-19. To AIC's knowledge, no event has occurred, and no condition or circumstance exists, which could reasonably be expected to result in any material tax described in the preceding sentence being imposed upon AIC or any AIC Subsidiary.

                            (iii) Neither AIC nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                      (i) Voting Requirements. The affirmative vote at the AIC Stockholders Meeting (the "AIC Stockholder Approval") of the holders of a majority of the outstanding shares of AIC Common Stock is the only vote of the holders of any class or series of AIC's capital stock necessary to approve the transactions contemplated by this Agreement.

                      (j) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, financial advisor's or other finder's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AIC.

                      (k) AIC Benefit Plans. (i) AIC has provided to CAX a true and complete list of (i) all severance and employment agreements of AIC or its Subsidiaries with any current or former employee, officer, agent, independent contractor, or director, (ii) all severance programs, policies and practices of each of AIC and each of its Subsidiaries, and (iii) all plans or arrangements of AIC and each of its Subsidiaries relating to its current or former employees, officers, agents, independent contractors, or directors which contain change in control provisions, including in all cases any and all amendments entered on or prior to the date hereof, and
        (iv) all AIC Benefit Plans.

                            (ii) No AIC Stock Options will become
        exercisable solely as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                            (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in combination with another event undertaken by AIC or any of its Subsidiaries prior to the date hereof, (A) entitle any current or former employee, agent, independent contractor, director or officer of AIC or any trade or business, whether or not incorporated, which together with AIC or any of its wholly owned Subsidiaries, to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer, agent or independent contractor, or (C) constitute a "change in control" under any AIC Benefit Plan, and AIC and its board of directors have taken all required actions to effect the foregoing.

                      (l) Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on AIC or any of its Subsidiaries, or that reasonably could be expected to result in the imposition on AIC or any of its Subsidiaries of, any liability or obligation arising under any Environmental Laws, pending or, to the knowledge of AIC, threatened, against AIC or any of its Subsidiaries, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AIC. Each of AIC and each of its Subsidiaries is, and each former Subsidiary of AIC was, for so long as such Subsidiary was a Subsidiary of AIC, in compliance with all Environmental Laws and has or at such time had all permits required under Environmental Laws, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AIC and there is no basis for any proceeding, claim, action or governmental investigation under any Environmental Law that would impose any liability or obligation on AIC or its Subsidiaries based on any failure to have, obtain or comply with such permits or failure to comply with any Environmental Laws, with such exceptions as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on AIC. Neither AIC nor any of its Subsidiaries is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AIC.

                      (m) Certain Contracts. Except for (x) agreements listed on Schedule 3.3(m) of the AIC Disclosure Schedule, (y) contracts and agreements filed as exhibits to CAX Filed SEC Documents, and (z) agreements entered into after the date hereof which are not prohibited by Section 4.1(b), neither AIC nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $1,000,000, (ii) any agreements relating to capital commitments in excess of $1,000,000 in the aggregate, (iii) any agreement involving annual payments in excess of $1,000,000 with "change of control" or "event risk" provisions relating to AIC,
        (iv) any "material contract" (as such term is defined in Item 601(b) (l0) of Regulation S-K of the SEC), or (v) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which AIC and its Subsidiaries, taken as a whole, may conduct business.

                      (n) Compliance with Applicable Laws; Litigation. (i) AIC and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are necessary for the lawful operation of the businesses of AIC and its Subsidiaries (the "AIC Permits"), and are not in default under the AIC Permits or under applicable statutes, laws, ordinances, rules and regulations, except where the failure to hold such AIC Permits or to comply with such statutes, laws, ordinances, rules or regulations or AIC Permits would not, individually or in the aggregate, have a Material Adverse Effect on AIC.

                            (ii) As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to AIC or any of its Subsidiaries or any of their respective properties, is pending or, to the knowledge of AIC, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not have a Material Adverse Effect on AIC or materially impair the ability of AIC to perform its obligations under this Agreement or prevent the consummation of the transactions contemplated by this Agreement.

                            (iii)Neither AIC nor any of its Subsidiaries is subject to any Regulatory Agreement, and neither AIC nor any of its Subsidiaries (A) has been advised since January l, 1997 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (B) has knowledge of any pending or threatened regulatory investigation.


                                 ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

               Section 4.1 (a) Conduct of Business by CAX. Except as set forth in the CAX Disclosure Schedule or the CAX Filed SEC Documents, as otherwise expressly contemplated by this Agreement or as consented to by AIC in writing during the period from the date of this Agreement to the Effective Time, CAX shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations and CAX's status as a REIT, use reasonable efforts to keep available the services of their current officers and other employees and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, unless consented to by AIC in writing, CAX shall not, and shall not permit any of its Subsidiaries to:

                            (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of CAX to its parent, or regularly scheduled dividends by a Subsidiary that is partially owned by CAX or any of its Subsidiaries, provided that CAX or any such Subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for regular quarterly cash dividends on CAX Common Stock not significantly in excess of the dividends declared in the first and second quarters of 1999 and any dividends which may be required under the Code to maintain CAX's status as a REIT ), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of CAX Common Stock upon the exercise of CAX Stock Options that are outstanding as of the date of this Agreement in accordance with their present terms, or (z) other than in the ordinary course of business, purchase, redeem or otherwise acquire any shares of capital stock of CAX or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that CAX shall be permitted to issue CAX Stock Options under CAX Benefit Plans, exercisable for up to 100,000 shares of CAX Common Stock with exercise prices equal to or greater than the market price for CAX Common Stock on the date of issuance;

                            (ii) other than in the ordinary course of business, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of CAX Common Stock upon the exercise of CAX Stock Options that are outstanding as of the date of this Agreement or issued in accordance with this Agreement);

                            (iii) amend its certificate of incorporation, by-laws or other comparable organizational or governing documents; and

                            (iv) authorize, or commit or agree to take, any of the foregoing actions; provided, that the limitations set forth in this Section 4.1(a) shall not apply to any transaction between CAX and any wholly owned Subsidiary or between any wholly owned Subsidiaries of CAX.

                      (b) Conduct of Business of AIC. Except as set forth in the AIC Disclosure Schedule or the AIC Filed SEC Documents, as otherwise expressly contemplated by this Agreement or as consented to by CAX in writing during the period from the date of this Agreement to the Effective Time, AIC shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations and AIC's status as a REIT, use reasonable efforts to keep available the services of their current officers and other employees and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, unless consented to by CAX in writing, AIC shall not, and shall not permit any of its Subsidiaries to:

                            (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of AIC to its parent, or regularly scheduled dividends by a Subsidiary that is partially owned by AIC or any of its Subsidiaries, provided that AIC or any such Subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for regular quarterly cash dividends on AIC Common Stock not significantly in excess of the dividends declared in the first and second quarters of 1999 and any dividends which may be required under the Code to maintain AIC's status as a REIT), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of AIC Common Stock upon the exercise of AIC Stock Options or the exchange of OP Units that are, in each case, outstanding as of the date of this Agreement in accordance with their present terms, or (z) other than in the ordinary course of business, purchase, redeem or otherwise acquire any shares of capital stock of AIC or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that AIC shall be permitted to issue AIC Stock Options under AIC Benefit Plans, exercisable for up to 100,000 shares of AIC Common Stock with exercise prices equal to or greater than the market price for AIC Common Stock on the date of issuance;

                            (ii) other than in the ordinary course of business, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of AIC Common Stock (x) upon the exercise of AIC Stock Options outstanding as of the date of this Agreement or issued in accordance with this Agreement or (y) upon the redemption of OP Units that are outstanding as of the date of this Agreement, in either such case in accordance with their present terms);

                            (iii) amend its certificate of incorporation, by-laws or other comparable organizational or governing documents;

                            (iv) other than in the ordinary course of business consistent with past practice, acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

                            (v) other than in the ordinary course of business consistent with past practice, sell, lease, joint venture, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material in relation to AIC and its Subsidiaries, taken as a whole (including securitizations), other than the sale of inventory in the ordinary course of business and except in connection with borrowings under existing credit facilities or lines of credit in accordance with the terms of such facilities or lines as of the date hereof;

                            (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, any person other than its wholly owned Subsidiaries, except in the ordinary course of business consistent with past practice or except as attributable to the execution of this Agreement and the transactions contemplated hereby;

                            (vii) change its methods of accounting (or underlying assumptions) in effect at June 30, 1999, except as required by changes in GAAP or law or regulation or as discussed in the AIC Filed SEC Documents, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of AIC for the taxable years ending December 31, 1998, except as required by changes in law or regulation;

                            (viii) make any material tax election
        inconsistent with past practice or settle or compromise any material Federal, state, local or foreign tax liability;

                            (ix) create, renew, amend, terminate or cancel or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any material contract of AIC in a manner which would reasonably be expected to be materially adverse to AIC;

                            (x) enter into any new capital commitments or increase any existing capital commitments in an aggregate amount in excess of $1,000,000;

                            (xi) except (A) pursuant to agreements or arrangements in effect on the date hereof which have been disclosed in the AIC Disclosure Schedule, (B) for dividends paid in accordance with Section 4.1(b)(i) or (C) other than transactions with "preferred stock" subsidiaries of AIC which are in the ordinary course of business consistent with past practice and for the primary benefit of AIC, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

                            (xii) other than as set forth in clause (i) hereto (A) grant AIC Stock Options, (B) grant to any current or former director, executive officer or other key employee of AIC or its Subsidiaries any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (C) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (D) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (E) amend, adopt or terminate any AIC Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code; or

                            (xiii) authorize, or commit or agree to take, any of the foregoing actions; provided, that the limitations set forth in this Section 4.1(b) shall not apply to any transaction between AIC and any wholly owned Subsidiary or between any wholly owned Subsidiaries of AIC.

                      (c) Other Actions. Except as required by law or as permitted by this Agreement, CAX and AIC shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                      (d) Advice of Changes. CAX and AIC shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (iii) any actual or, to the knowledge of CAX or AIC, threatened disputes involving an amount in excess of $1,000,000 with any customer, supplier or service provider, and (iv) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided, further, that no such notice shall be deemed an admission by the disclosing party that such item represents a material exception or fact, event or circumstance or that such item constitutes or is reasonably likely to result in a Material Adverse Effect or Material Adverse Change.

               Section 4.2 No Solicitation. (a) CAX and AIC shall not, nor shall they permit any of their Subsidiaries to, nor shall they authorize or permit any of their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by either of them or any of their, respective, Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal (as defined below) or (ii) participate in any substantive discussions or negotiations regarding any Takeover Proposal; provided, however, that if and to the extent that, at any time prior to the time of the adoption of this Agreement by a party's stockholders, the Board of Directors of such party determines in good faith, after consultation with outside counsel, that its failure to do so could reasonably be expected to result in a breach of its fiduciary duties to its stockholders under applicable law, such party may, in response to any Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this Section 4.2(a), (x) furnish information with respect to such party and its Subsidiaries to any person making a Takeover Proposal pursuant to a customary confidentiality agreement (as determined by such party based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means with respect to the party that is the subject of such Takeover Proposal any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of such party, any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of any equity securities of such party, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party (or any of such party whose business constitutes 10% or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement or listed on
Schedule 4.1(b) of the AIC Disclosure Schedule.

                      (b) Except as expressly permitted by this Section 4.2, neither of the Boards of Directors of CAX or AIC nor any committees thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by CAX's or AIC's stockholders, as the case may be, the Board of Directors of either such party determines in good faith, after consultation with outside counsel, that, in light of a Superior Proposal (as defined below) its failure to do so could reasonably be expected to result in a breach of fiduciary duties to its stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into an Acquisition Agreement with respect to any Superior Proposal. Such termination shall not take place prior to the third business day following the receipt by the non-terminating party of written notice advising such party that the Board of Directors of the terminating party is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, all of which information will be kept confidential by the non-terminating party. If, prior to entering into an Acquisition Agreement with respect to any Superior Proposal, the Board of Directors of the terminating party receives a counter offer by the non-terminating party, it shall, in good faith, consider such counter offer in light of the terms of the Superior Proposal. For purposes of this Agreement, a "Superior Proposal," in the case of AIC, means any proposal with respect to a transaction which the AIC Board of Directors determines in its good faith judgment, to be more favorable to AIC's stockholders than the Merger, and, in the case of CAX, means any proposal with respect to a transaction which the CAX Board of Directors determines in its good faith judgment to be more favorable to CAX's stockholders than the Merger without considering any benefit to be received by AIC as a result of the Merger.

                      (c) In addition to the obligations set forth in paragraphs (a) and (b) of this Section 4.2, CAX and AIC shall promptly advise each other orally and in writing of any request for information by a party that indicates it may make a Takeover Proposal or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. CAX and AIC will keep each other reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                      (d) Nothing contained in this Section 4.2 shall prohibit CAX or AIC from taking and disclosing to its stockholders a position contemplated by Rule l4e-2(a) promulgated under the Exchange Act if, in the good faith judgment of the Board of Directors of either CAX or AIC, after consultation with counsel, failure to so disclose could reasonably be expected to result in a breach of its fiduciary duties to its stockholders under applicable law; provided, however, that, neither CAX, AIC nor their respective Boards of Directors nor any committees thereof shall, except in connection with a termination permitted by Section 4.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

               Section 5.1 Preparation of the Form S-4 and the Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, CAX and AIC shall prepare and file with the SEC the Proxy Statement and AIC shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of CAX and AIC shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, including without limitation, the delivery of customary representation letters in form and substance reasonably satisfactory to counsel with respect to the issuance of any requisite tax opinions. CAX and AIC shall use reasonable best efforts to obtain opinions of tax counsel necessary for the Form S-4 to be declared effective, including, to the extent applicable, opinions as to the qualification of each of AIC and CAX as a REIT. CAX and AIC will use all their respective reasonable efforts to cause the Proxy Statement to be mailed to the holders of CAX Common Stock and the holders of AIC Common Stock as promptly as practicable after the Form S-4 is declared effective under the Securities Act. AIC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the AIC Common Stock in the Merger and AIC shall furnish all information concerning the holders of AIC Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by CAX or AIC without providing the other with the opportunity to review and comment thereon. AIC will advise CAX, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the AIC Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to CAX or AIC, or any of their respective affiliates, officers or directors, should be discovered by CAX or AIC which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of CAX and AIC.

                      (b) CAX shall, as promptly as reasonably practicable after the date of this Agreement duly call, give notice of, convene and hold a meeting of its stockholders (the "CAX Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining CAX Stockholder Approval and, subject to its rights under Section 4.2(b), shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the Merger.

                      (c) AIC shall, as promptly as reasonably practicable after the date of this Agreement give notice of, convene and hold a meeting of its stockholders (the "AIC Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the AIC Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the Merger.

               Section 5.2 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any Restraint (as defined in Section 6.1(b)) vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.2(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

                      (b) In connection with and without limiting the foregoing, CAX and AIC shall use reasonable best efforts (i) to take all action necessary to ensure that no state takeover statute or similar statute or regulation (other than Section 251, et seq. of the DGCL) is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby or thereby, to take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                      (c) Each of CAX and AIC shall cooperate with each other in obtaining the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of
        Section 368(a) of the Code. In connection therewith, each of CAX and AIC shall deliver to such counsel customary representation letters in form and substance reasonably satisfactory to such counsel (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

               Section 5.3 Stock Options and Warrants. At the Effective Time, each outstanding CAX Stock Option, which has not been exercised, shall remain outstanding and shall be deemed to constitute an option or right to acquire or exchange, as the case may be, on the same terms and conditions as were applicable under such CAX Stock Option, .4075 shares of AIC Common Stock and cash in lieu of any fractional shares in accordance with Section 2.3(e), subject to such further adjustments as may be necessary or appropriate to preserve the status of any such options as incentive stock options under Section 422 of the Code.

               Section 5.4 Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of CAX and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational or governing) and any indemnification agreements or arrangements of CAX the existence of which does not cause a breach of this Agreement shall survive the Merger and shall continue in full force and effect, without amendment, after the Effective Time and all obligation of CAX and/or its Subsidiaries shall, from and after the Effective Time be assumed by and become obligations of the Surviving Corporation; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. AIC agrees from and after the Effective Time, to pay any expenses of any indemnified person under this Section 5.4 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the DGCL upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the DGCL. AIC shall, from and after the Effective Time, cooperate in the defense of any such matter.

                      (b) From and after the Effective Time, AIC shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent of CAX or of any Subsidiary of CAX or of any predecessor to CAX or any of its Subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties)" against all expenses (including reasonable attorney's fees and expenses), judgments, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer, employee or agent of CAX or any Subsidiary of CAX or of any predecessor to CAX or any of its Subsidiaries (the "Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) AIC agrees to pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to AIC, promptly after statements therefor are received and otherwise advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL, and (ii) AIC agrees to cooperate in the defense of any such matter; provided, however, that AIC shall not be liable for any settlement effected without AIC's written consent (which consent shall not be unreasonably withheld or unreasonably delayed).

                      (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation, as applicable, will assume the obligations thereof set forth in this Section 5.4.

                      (d) The provisions of this Section 5.4 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                      (e) For six years after the Effective Time, AIC shall maintain in effect CAX's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by CAX's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable in the aggregate to CAX's directors and officers, as the case may be, currently covered by such insurance than those of such policy in effect on the date of this Agreement; provided, that in the event that the aggregate premiums for insurance for the benefit of persons currently covered by CAX's officers' and directors' insurance policy under this Section 5.4(e) are in excess of 150% of the aggregate premiums paid by CAX in 1998 on an annualized basis for such purpose then AIC shall only be obligated to maintain such insurance coverage as is reasonably available for such amount.

               Section 5.5 Fees and Expenses. (a) Except as provided in this Section 5.5, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                      (b) Subject to the provisions of Section 5.5(c), (i) in the event that this Agreement is terminated by CAX pursuant to
        Section 7.1(e), then, concurrently with any such termination, CAX shall pay AIC a fee equal to $2 million by wire transfer of same day funds.

                            (ii) In the event that this Agreement is terminated by AIC pursuant to Section 7.1(e), then, concurrently with any such termination, AIC shall pay CAX a fee equal to $2 million by wire transfer of same day funds.

                            (iii) In the event that (A) a CAX
        Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by either CAX or AIC pursuant to Section 7.1(b) (ii), or by AIC pursuant to Section 7.1(f) or 7.1(g) and (B) prior to the date that is 12 months after the date of such termination CAX enters into an Acquisition Agreement or an acquisition of CAX is consummated, then CAX shall promptly, but in no event later than two business days after the date the consummation of the transactions set forth in such Acquisition Agreement (or any other Acquisition Agreement entered into within 12 months after the date of such termination of this Agreement) (or, in the case of a tender offer, the date that shares of CAX are purchased), pay AIC a fee equal to $2 million by wire transfer of same day funds.

                            (iv) In the event that (A) an AIC
        Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by either CAX or AIC pursuant to Section 7.1(b) (iii), or by CAX pursuant to Section 7.1(f) or 7.1(g) and (B) prior to the date that is 12 months after the date of such termination AIC enters into an Acquisition Agreement or an acquisition of AIC is consummated, then AIC shall promptly, but in no event later than two business days after the date the consummation of the transactions set forth in such Acquisition Agreement (or any other Acquisition Agreement entered into within 12 months after the date of such termination of this Agreement) (or, in the case of a tender offer, the date that shares of AIC are purchased), pay CAX a fee equal to $2 million by wire transfer of same day funds.

                            (v) In the event that this Agreement is
        terminated under the circumstances contemplated by Section 5.5(b)
        (iii), CAX shall pay, upon AIC's request, the reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred by AIC in connection with this Agreement and the transactions contemplated hereby, which shall be credited against any fee payable pursuant to Section 5.5(b) (iii).

                            (vi) In the event that this Agreement is terminated under the circumstances contemplated by Section 5.5(b)
        (iv), AIC shall pay, upon CAX's request, the reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred by CAX in connection with this Agreement and the transactions contemplated hereby, which shall be credited against any fee payable pursuant to Section 5.5(b) (iv).

                            (vii) For purposes of this Section 5.5(b), a CAX "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Takeover Proposal for CAX shall have been made public or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal for CAX and shall have not withdrawn such Takeover Proposal for CAX at the time of the action giving rise to the termination of this Agreement.

                            (viii) For purposes of this Section 5.5(b), an "AIC Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Takeover Proposal for AIC shall have been made public or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal for AIC and shall have not withdrawn such Takeover Proposal for AIC at the time of the action giving rise to the termination of this Agreement.

                            (ix) The parties acknowledge that the
        agreements contained in this Section 5.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if CAX or AIC, as the case may be, fails promptly to pay the amount due to be paid by it pursuant to this
        Section 5.5(b), and, in order to obtain such payment, the other party commences a suit which results in a judgment against the defaulting party for any of the fees set forth in this Section 5.5(b), the defaulting party shall pay to the non-defaulting party its costs and expenses (including attorneys' fees and expenses) in connection with such suit.

                      (c) Payment of the Break-Up Fee (as defined below) shall be compensation and liquidated damages for the loss suffered by AIC or CAX, as the case may be, as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances, and CAX or AIC, as the case may be, shall have no other liability to the other party, other than the payment of the Break-Up Fee. The "Break-Up Fee" shall be an amount equal to the lesser of (i) the aggregate amount of all fees due to a party under Section 5.5(b) (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to such party in the year in which this Agreement is terminated (the "Termination Year") and in all relevant taxable years thereafter without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to such party, and (B) in the event such party receives an opinion of counsel (a "Break-Up Fee Opinion") to the effect that its receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Base Amount less the amount payable under clause (A) above. If the amount payable for the Termination Year under the preceding sentence is less than the Base Amount, the receiving party shall notify paying party in writing, and paying party shall place the remaining portion of the Base Amount in escrow and shall not release any portion thereof to the receiving party and the receiving party shall not be entitled to any such amount unless and until paying party receives either of the following: (i) a letter from the receiving party's independent accountants indicating the maximum amount that can be paid at that time to the receiving party without causing the receiving party to fail to meet the REIT Requirements for any relevant taxable year, in which event paying party shall pay such maximum amount, or (ii) a Break-Up Fee Opinion, in which event paying party shall pay to the receiving party the unpaid Base Amount. Paying party's obligation to pay any unpaid portion of the Break-Up Fee shall terminate ten years from the date of this Agreement and paying party shall have no obligation to make any further payments notwithstanding that the entire Base Amount has not been paid as of such date.

                      (d) AIC and CAX each shall be responsible for one-half of any and all filing fees required to be paid to the SEC in connection with the transactions contemplated hereby.

               Section 5.6 Public Announcements. CAX and AIC will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

               Section 5.7 Affiliates. Concurrently with the execution of this Agreement (or with respect to relevant persons who are not available on the date of this Agreement, as soon as practicable after the date of this Agreement), CAX shall deliver to AIC a written agreement substantially in the form attached as Exhibit B hereto of all of the persons who are "affiliates" of CAX for purposes of Rule 145 under the Securities Act, all of whom are, as of the date of this Agreement, identified in Section 5.7 of the CAX Disclosure Schedule. Section 5.7 of the CAX Disclosure Schedule shall be updated by CAX as necessary to reflect changes from the date of this Agreement and CAX shall use all reasonable efforts to cause each person added to such schedule after the date of this Agreement to deliver a similar agreement.

               Section 5.8 Stock Exchange Listing. AIC shall use reasonable best efforts to cause the AIC Common Stock issuable pursuant to the Merger, to be approved for listing on the NYSE, subject to official notice of issuance, in each case as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

               Section 5.9 Stockholder Litigation. Each of CAX and AIC shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against CAX or AIC, as applicable, and its directors relating to the transactions contemplated by this Agreement.

               Section 5.10 Tax Treatment. Each of CAX and AIC shall use reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Sections 6.2(d) and 6.3(d) and each of CAX and AIC agrees that it shall take no action that would cause such tax treatment not to be obtained. Each of CAX and AIC shall also use reasonable best efforts to qualify, and to maintain its qualification, as a REIT under the Code during the period from the date of this Agreement to the Closing Date, and to obtain the opinion of counsel referred to in Sections 6.2(e) and 6.3(e).

               Section 5.11 Conveyance Taxes. CAX and AIC shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with, and are solely and directly related to, the transactions contemplated by this Agreement ("Transfer Taxes") that are required or permitted to be filed on or before the Effective Time. AIC and CAX shall pay or cause to be paid, without deduction or withholding any amounts otherwise payable to their respective stockholders, all Transfer Taxes (other than any such taxes that are solely the liability of such stockholders under applicable state law)

               Section 5.12 Certain Contracts. The Surviving Corporation shall expressly assume the obligations of CAX or any of its Subsidiaries under contracts, indentures, guarantees, securities, leases and other instruments thereof in accordance with their respective terms, as and to the extent necessary to avoid any breach, penalty, termination, default, payment or prepayment that would otherwise result from the execution of this Agreement or the consummation of the transactions contemplated hereby.

               Section 5.13 Voting of shares of CAX owned by AIC. AIC shall vote any and all shares of CAX Common Stock it owns and shall cause its Subsidiaries to vote any and all shares of CAX Common Stock they own in favor of the Merger.

                                 ARTICLE VI

                            CONDITIONS PRECEDENT

               Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of CAX and AIC on or prior to the Closing Date of the following conditions:

                      (a) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.4, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of CAX, AIC or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby shall have been obtained or made, the failure of which to be obtained or taken is reasonably expected to have a Material Adverse Effect on the Surviving Corporation and its prospective Subsidiaries, taken as a whole.

                      (b) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on CAX or AIC, as applicable; provided, however, the party relying upon this condition shall have complied with Section 5.2(a) (iii).

                      (c) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by CAX and AIC to their respective stockholders and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

                      (d) NYSE Listing. The shares of AIC Common Stock issuable to CAX's stockholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                      (e) Stockholder Approval. The CAX Stockholder Approval and the AIC Stockholder Approval shall have been obtained.

               Section 6.2 Conditions to Obligations of AIC. The obligation of AIC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                      (a) Representations and Warranties. The
        representations and warranties of CAX set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "Material Adverse Effect" or "Material Adverse Change" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CAX.

                      (b) Performance of Obligations of CAX. CAX shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, it being agreed that a failure to comply with the provisions of
        Section 4.1(a) in any respect shall be deemed to be a material breach with the effect that AIC shall not be obligated to complete the Merger.

                      (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have been a Material Adverse Change relating to CAX.

                      (d) Tax Opinion. AIC shall have received from Skadden, Arps, Slate, Meagher & Flom LLP an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and CAX and AIC will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

                      (e) REIT Qualification. AIC shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to AIC, dated as of the Closing Date, substantially to the effect that, commencing with the taxable year that began on January 1, 1998, CAX was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation from January 1, 1998 through the Closing Date has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. In rendering the tax opinions described in Sections 6.2(d), 6.2(e), 6.3(d) and 6.3(e), counsel may require delivery of and rely upon customary representations.

               Section 6.3 Conditions to Obligations of CAX. The obligation of CAX to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                      (a) Representations and Warranties. The
        representations and warranties of AIC set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "Material Adverse Effect" or "Material Adverse Change" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AIC.

                      (b) Performance of Obligations of AIC. AIC shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, it being agreed that a failure to comply with the provisions of
        Section 4.1(b) in any respect shall be deemed to be a material breach with the effect that CAX shall not be obligated to complete the Merger.

                      (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have been a Material Adverse Change relating to AIC.

                      (d) Tax Opinion. CAX shall have received from Skadden, Arps, Slate, Meagher & Flom LLP an opinion to the effect that the Mergers will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and CAX and AIC will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

                      (e) REIT Qualification. CAX shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to CAX, dated as of the Closing Date, substantially to the effect that, commencing with the taxable year that began on January 1, 1998, AIC was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation from January 1, 1998 through the Closing Date has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT.

                                ARTICLE VII

                     TERMINATION, AMENDMENT AND WAIVER

               Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and (except as otherwise provided in Section 4.2(b)) whether before or after the CAX Stockholder Approval, NewCo Stockholder Approval or the AIC Stockholder Approval:

                      (a) by mutual written consent of CAX and AIC;

                      (b) by either CAX or AIC:

                            (i) if the Merger shall not have been
        consummated by the earlier to occur of (i) 60 days following the date that the SEC declares the S-4 effective, and (ii) March 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) (i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time.

                            (ii) if the CAX Stockholder Approval shall not have been obtained at the CAX Stockholders Meeting duly convened therefor at which a vote thereon is taken or at any adjournment or postponement thereof at which a vote thereon is taken;

                            (iii) if the AIC Stockholder Approval shall not have been obtained at the AIC Stockholders Meeting duly convened therefor at which a vote thereon is taken or at any adjournment or postponement thereof at which a vote thereon is taken;

                            (iv) if any Restraint having any of the effects set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable;

                      (c) by AIC, if CAX shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by CAX or is not cured within 30 days of written notice thereof (a "CAX Material Breach") (provided that AIC is not then in AIC Material Breach (as defined in Section 7.1(d)) of any representation, warranty, covenant or other agreement contained in this Agreement;

                      (d) by CAX, if AIC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by AIC or is not cured within 30 days of written notice thereof (a "AIC Material Breach") (provided that CAX is not then in CAX Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                      (e) by CAX or AIC, as applicable in accordance with
        Section 4.2(b);

                      (f) by AIC or CAX if (i) the Board of Directors of the other party or any committee thereof shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of such party shall have resolved to do any of the foregoing; or

                      (g) by AIC or CAX, as applicable, if the other party or any of its officers, directors, representatives or agents (other than, in the case of CAX, any officer, director, representative or agent of CAX who is also an officer, director, representative or agent of AIC) shall take any of the actions proscribed by Section
        4.2 (but for the exceptions therein allowing certain actions to be taken pursuant to the proviso to the first sentence of Section 4.2(a), the second sentence of Section 4.2(b) or Section 4.2(d)).

               Section 7.2 Effect of Termination. In the event of termination of this Agreement by either CAX or AIC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CAX or AIC, other than as contemplated by the provisions of Section 3.2(m) or as provided in Section 5.5, this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

               Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the CAX Stockholder Approval or the AIC Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of CAX or AIC without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

               Section 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                ARTICLE VIII

                             GENERAL PROVISIONS

               Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

               Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (a)   if to AIC, to

                            Asset Investors Corporation
                            3410 South Galena Street, Suite 210
                            Denver, Colorado 80231
                            Telecopy No.: (303) 614-9301
                            Attention: Chief Executive Officer

                            with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            300 South Grand Avenue, Suite 3400
                            Los Angeles, California 90021
                            Telecopy No.: (213) 687-5600
                            Attention: Michael V. Gisser

                      (b)   if to CAX, to

                            Commercial Assets, Inc.
                            3410 South Galena Street, Suite 210
                            Denver, Colorado 80231
                            Telecopy No.: (303) 614-9301
                            Attention: Chief Executive Officer

                            with a copy to:

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, New York 10019
                            Telecopy No.: (212) 757-3990
                            Attention: Matthew Nimetz, Esq.

               Section 8.3  Definitions.  For purposes of this Agreement:

                      (a) except as otherwise provided for in this Agreement, an "affiliate" of a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that AIC and its directors, officers and controlling persons are not considered affiliates of CAX for the purposes of the representations and warranties and covenants;

                      (b) "Benefit Plan" means collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any bonus, pension, postRetirement benefit, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dental or other plan, arrangement or understanding providing benefits to any current or former employee, officer, agent, independent contractor, or director of any person or any of its Subsidiaries.

                      (c) "GAAP" means generally accepted accounting principles and practices which are recognized as such on the date of this Agreement by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date of this Agreement so as to properly reflect the financial conditions, and the results of operations, stockholders' equity and cash flows, of the subject thereof, and its consolidated subsidiaries;

                      (d) "Liens" means any pledges, claims, liens, charges, encumbrances and security interests securing indebtedness or similar obligations (collectively, "Liens")

                      (e) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with CAX or AIC, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be individually or in the aggregate materially adverse to the business, financial condition or results of operations of such party and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence constituting or relating to any of the following:

                            (i) the United States economy or securities markets in general;

                            (ii) this Agreement or the transactions
        contemplated hereby or the announcement thereof;

                            (iii) the manufactured housing community industry in general, and not specifically relating to CAX or AIC or their respective Subsidiaries;

                            (iv) the resignation of officers or employees of CAX or AIC or their respective Subsidiaries; and

                            (v) changes in GAAP;

                      (f) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                      (g) a "Subsidiary" any person means (a) a corporation in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either (i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, or (b) a partnership in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (c) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person has either
        (i) at least a majority ownership interest or (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such person;

                      (h) "belief" of any person which is not an individual means the actual belief of such person's executive officers; and

                      (i) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers.

               Section 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

               Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               Section 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Sections 5.4 and 5.5, is not intended to confer upon any person other than the parties any rights or remedies.

               Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

               Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               Section 8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               Section 8.10 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.


        IN WITNESS WHEREOF, AIC and CAX each have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                      ASSET INVESTORS CORPORATION


                                      By  /s/ David M. Becker
                                          ______________________________
                                          Name:   David M. Becker
                                          Title:  Chief Financial Officer


                                      COMMERCIAL ASSETS, INC.


                                      By  /s/ David M. Becker
                                          ______________________________
                                          Name:   David M. Becker
                                          Title:  Chief Financial Officer